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                                                                    Exhibit 8.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                              October 30, 1996

Designer Finance Trust
c/o Designer Holdings, Ltd.
1385 Broadway
New York, New York 10018

Designer Holdings, Ltd.
1385 Broadway
New York, New York 10018

                                    Re:     Designer Finance Trust;
                                            Designer Holdings, Ltd.
                                            Registration Statement on Form S-1
                                            (Registration No. 333-13097)

Ladies and Gentlemen:

                  We have acted as special tax counsel for Designer Holdings, Ltd., a Delaware corporation (the "Company"), and Designer Finance Trust, a statutory business trust organized under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, Section3810) (the "Trust"), in connection with the preparation of the Registration Statement (as defined below) for registration under the Securities Act of 1933, as amended (the "Act") of (i) 2,300,000 Convertible Trust Originated Preferred Securities (the "Convertible Preferred Securities") (liquidation amount $50 per Preferred Security) of the Trust, (ii) $115,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2016 of the Company (the "Convertible Debentures"), (iii) shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company issuable upon

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Designer Finance Trust
Designer Holdings, Ltd.
October 30, 1996
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conversion of the Preferred Securities, including such number of additional shares of Common Stock as may be issuable upon conversion of the Preferred Securities pursuant to anti-dilution adjustments (collectively, the "Conversion Shares") and (iv) the rights of holders of the Preferred Securities under a guarantee (the "Preferred Securities Guarantee") and certain back-up undertakings consisting of obligations of the Company to provide certain indemnities in respect of, and to pay and to be responsible for certain expenses and debts of, the Trust as described in the Registration Statement.

                  The Convertible Preferred Securities are guaranteed (the "Convertible Preferred Securities Guarantee") by the Company with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Preferred Securities Guarantee Agreement ("Convertible Preferred Securities Guarantee Agreement"), between the Company and IBJ Schroder Bank & Trust Co., for the benefit of the holders of the Convertible Preferred Securities.

                  In connection with the issuance of the Convertible Preferred Securities, the Trust is also issuing up to 71,135 of its convertible common securities (liquidation amount of $50 per convertible common security) (the "Convertible Common Securities"), representing undivided beneficial interests in the assets of the Trust. The Convertible Common Securities are also guaranteed by the Company with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in the Common Securities Guarantee Agreement ("Convertible Common Securities Guarantee Agreement"), between the Company and IBJ Schroder Bank & Trust Co., for the benefit of the holders of the Convertible Common Securities.

                  The Convertible Preferred Securities and the Convertible Common Securities are being issued pursuant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), among the Company, as sponsor and as the issuer of the Debentures to be held by the Property Trustee (as defined below) of the Trust, Delaware Trust Capital Management, Inc., as Delaware trustee, IBJ Schroder Bank & Trust Co., as property trustee (the "Property Trustee") and Merril M. Halpern and Arnold H. Simon, as trustees.

                  The entire proceeds from the sale of the Convertible Preferred Securities and the Convertible Common Securities are to be used by the Trust to

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Designer Finance Trust
Designer Holdings, Ltd.
October 30, 1996
Page 3

purchase the Convertible Debentures. The Convertible Debentures are to be issued pursuant to an Indenture (the "Indenture") between the Company and IBJ Schroder Bank & Trust Co., as trustee (the "Indenture Trustee").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (Registration No. 333-13097) filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on September 30, 1996, under the Act, Amendment No. 1 thereto filed with the Commission on October 22, 1996, and Amendment No. 2 thereto filed with the Commission on October 30, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the certificate of trust of the Trust (the "Certificate of Trust") filed by the Trust with the Secretary of State of the State of Delaware on September 26, 1996; (iii) the form of Declaration (including the designations of the terms of the Convertible Preferred Securities annexed thereto); (iv) the form of the Convertible Preferred Securities Guarantee Agreement, (v) the form of the Indenture; (vi) the form of Convertible Debentures and a specimen certificate thereof; (vii) a specimen certificate representing the Common Stock; (viii) the form of the purchase agreement proposed to be entered into among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith, Incorporated (the "Purchase Agreement"); and (ix) the form of the Convertible Preferred Securities and a specimen certificate thereof. Furthermore, we have relied upon certain statements and representations made by officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by the Company and the Trust. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the con-

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Designer Finance Trust
Designer Holdings, Ltd.
October 30, 1996
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formity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We also have assumed that the Declaration, the Convertible Preferred Securities, the Guarantee Agreement, the Convertible Debentures, the Indenture and the Conversion Shares will be executed in substantially the form reviewed by us and that the transactions related to the issuance of the Convertible Preferred Securities, the Convertible Common Securities, the Convertible Debentures and the Conversion Shares will be consummated in the manner contemplated by the Registration Statement.

                  In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                  Based solely upon the foregoing, we are of the opinion that under current United States federal income tax law:

         (1) The Trust will be classified as a grantor trust and not as an associa- tion taxable as a corporation.

         (2) Subject to the qualifications set forth therein, the statements made in the Registration Statement set forth under the captions "United States Federal Income Taxation", "Risk Factors -- Option to Extend Interest Payment Periods", "Risk Factors -- Proposed Tax Legislation", and "Description of the Convertible Debentures -Proposed Tax Legislation" fairly present, in all material respects, the principal United States federal income tax consequences of an investment in the Convertible Preferred Securities.

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Designer Finance Trust
Designer Holdings, Ltd.
October 30, 1996
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                  Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Convertible Debentures, the Convertible Preferred Securities, the Convertible Common Securities or of any transactions related to or contemplated by such issuance. This opinion is solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                              SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP